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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                                FEBRUARY 7, 2000

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                             CELLNET FUNDING, L.L.C.

             (Exact name of registrant as specified in its charter)

          DELAWARE                  COMMISSION FILE NUMBER:       94-3298620
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)           000-21409       Identification Number)

                                125 SHOREWAY ROAD
                          SAN CARLOS, CALIFORNIA 94070
          (Address of principal executive offices, including zip code)

                                 (650) 508-6000
              (Registrant's Telephone Number, Including Area Code)


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ITEM 3.    BANKRUPTCY OR RECEIVERSHIP.

         On February 4, 2000, CellNet Funding, L.L.C. and its parent company, CellNet Data Systems, Inc., together with other affiliated entities (collectively, the "Debtors"), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. sections 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware -- IN RE CELLNET DATA SYSTEMS, INC., ET AL., DEBTORS, Chapter 11, Case No. 00-844. The directors and officers of the Debtors are expected to remain in possession during the proceedings, subject to the supervision and orders of the Court.

         Debtors filed their petitions pursuant to a proposal letter (the "Proposal Letter") and an attached summary of terms of an agreement (the "Summary of Terms") with Schlumberger Limited ("Schlumberger") pursuant to which Schlumberger, or an entity designated by it, would acquire all or substantially all of the assets and business operations of the Debtors and certain specified liabilities related thereto. A copy of the Proposal Letter and Summary of Terms is attached as an exhibit to this Report on Form 8-K under Item 7 (c). The proposed acquisition by Schlumberger or its designee is subject, among other things, to the negotiation of definitive documentation on terms satisfactory to each of the parties.

           CellNet Data Systems, Inc., parent company of the Registrant, issued a press release concerning the proposed acquisition on February 1, 2000. A copy of that press release is attached as an exhibit to this Report on Form 8-K under
Item 7 (c). Registrant's parent company also issued a press release concerning the filing of the voluntary bankruptcy petitions on February 4, 2000. A copy of that press release is attached as an exhibit to this Report on Form 8-K under
Item 7 (c).

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

99.1     Proposal Letter and Summary of Terms dated January 31, 2000
99.2     Press Release dated February 1, 2000
99.3     Press Release dated February 4, 2000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CellNet Funding, L.L.C.
                                        (Registrant)
    Date: February 7, 2000              By: Cellnet Data Systems, Inc., Manager
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                                        David L. Perry
                                        Vice President and Secretary


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